SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): April 28, 2004


                                INTERLAND, INC.
               (Exact name of registrant as specified in charter)





           MINNESOTA                   000-17932               41-1404301
(State or other jurisdiction   (Commission File Number)      (IRS Employer
      of incorporation)                                    Identification No.)



      303 PEACHTREE CENTER AVENUE
               SUITE 500                                          30303
              ATLANTA, GA                                       (Zip Code)
(Address of principal executive offices)



       Registrant's telephone number including area code: (404) 720-8301



                                       N/A
         (Former name or former address, if changed since last report)



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ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

        (a) Financial Statements. Not Applicable.

        (b) Pro Forma Financial Information. Not Applicable.

        (c) Exhibits.


Exhibit
Number          Description
-------         -----------

14.1            Interland, Inc. Code of Conduct (amended as of May 1, 2004)


ITEM 10. AMENDMENTS TO THE REGISTRANT'S CODE OF CONDUCT OR WAIVER OF A PROVISION OF THE CODE OF ETHICS

     On April 27, 2004, the Audit Committee of the Board of Directors of Interland, Inc. (the "Registrant") approved an amendment to the Registrant's Code of Conduct to include, in addition to the Registrant's senior executive and financial officers, all officers, directors and employees not previously covered under the original Code of Conduct. The amendment is intended, among other things, to satisfy both the requirements of the code of ethics definition enumerated in Item 406(b) of Regulation S-K and the new NASDAQ corporate governance rules regarding a company's code of conduct. A copy of the Interland, Inc. Code of Conduct is attached hereto as Exhibit 14, and will be available shortly on the Company's website at www.interland.com, or without charge upon written request directed to Interland, Inc., Attn: Compliance Officer, 303 Peachtree Center Avenue, Suite 500, Atlanta GA 30303.



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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, Interland, Inc. has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: April 28, 2004                    INTERLAND, INC.


                                        By: /s/ Allen L. Shulman
                                        ----------------------------------------
                                        Allen L. Shulman
                                        Senior Vice President, Chief Financial
                                        Officer, and General Counsel
                                        (Principal Financial Officer)




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